UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 6, 2019
Date of Report (Date of earliest event reported)
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
(e)    Compensatory.

2019 Executive and Key Contributor Incentive Plans

On February 28, 2019, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Harmonic Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic (i) 2019 Corporate Executive and Key Contributor Incentive Plan (the “Corporate Plan”), (ii) 2019 Video Executive and Key Contributor Incentive Plan (the “Video Plan”) and (iii) 2019 Cable Access Executive and Key Contributor Incentive Plan (the “Cable Access Plan” and, together with the Corporate Plan and the Video Plan, the “Plans”). The participants in the Plans include the following executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Sanjay Kalra	Senior Vice President and Chief Financial Officer
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Access Business
Neven Haltmayer	Senior Vice President, Video Research and Development
Eric Louvet	Senior Vice President, Global Sales and Video Services

Messrs. Harshman, Kalra and Louvet are participants in the Corporate Plan. Payment of any bonus amounts will be made after the second fiscal quarter of 2019 based on performance against established Company non-GAAP gross profit, Cable Access business revenue, Video SaaS bookings and spending targets for the first fiscal half-year of 2019. Mr. Haltmayer is a participant in the Video Plan, which includes all of the elements of the Corporate Plan, other than Cable Access business revenue, and includes a Video business non-GAAP gross profit component. Mr. Ben-Natan is a participant in the Cable Access Plan, which includes all of the elements of the Corporate Plan, other than Video SaaS bookings, and includes certain strategic objectives.

With respect to the second half of fiscal 2019, the Compensation Committee will establish second-half 2019 targets for each Plan component and any payouts for performance against such second-half targets will be made following the end of fiscal year 2019.
For all Plans, a minimum threshold must be exceeded before any bonus payments will be made with respect to any Plan component, and in the event any of the half-year target metrics are surpassed, a Plan participant may receive total bonus payments of up to a maximum of 200% of the portion of such participant’s half-year target bonus that is related to that metric.
The 2019 base salary and full-year target bonus of each executive officer is as follows:

Name	2019 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$529,935	125%
Sanjay Kalra	$357,000	60%
Nimrod Ben-Natan	$326,012*	60%
Neven Haltmayer	$339,201	60%
Eric Louvet	$262,500	100%
* converted from Israeli Shekel
Participants in the Plans must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel any Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2019	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR and Corporate Secretary